Exhibit 4.1

SUPPLEMENTAL INDENTURE

This Supplemental Indenture, dated as of May 24, 2006 (this “Supplemental Indenture”), among Homework Center, Inc. (the “New Guarantor”), National MENTOR, Inc. (together with its successors and assigns, the “Company”), each other then existing Guarantor under the Indenture referred to below (the “Guarantors”), and U.S. Bank National Association, Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of November 4, 2004 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 9-5/8% Senior Subordinated Notes due 2012 of the Company (the “Notes”);

WHEREAS, Section 4.17 of the Indenture provides that the Company is required to cause Domestic Subsidiaries that are created or acquired after the date of the Indenture to execute and deliver to the Trustee a Supplemental Indenture pursuant to which such Subsidiary will fully and unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the Obligations of the Company under the Notes and the Indenture on a senior subordinated basis, and the performance of all other obligations of the Company to the Holders and the Trustee all in accordance with the terms set forth in Article 11 of the Indenture;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE ONE

DEFINITIONS

Section 1.1                                      Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE TWO

AGREEMENT TO BE BOUND; GUARANTEE

Section 2.1                                      Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.2                                      Guarantee. The New Guarantor hereby unconditionally guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, of the obligations pursuant to Article 11 of the Indenture and subject to the terms and conditions of the Indenture.

ARTICLE THREE

MISCELLANEOUS

Section 3.1                                      Ratification of Indenture; Supplemental Indenture Part of Indenture; Trustee’s Disclaimer. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 3.2                                      Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 3.3                                      No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person (other than the Indenture). Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture or the Indenture.

Section 3.4                                      Successors. All agreements of the New Guarantor in this Supplemental Indenture shall bind their successors, except as otherwise provided in Article 11 of the Indenture.

Section 3.5                                      Severability. In case any provision in this Supplemental Indenture, the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.6                                      Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.7                                      Headings, etc. The Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HOMEWORK CENTER, INC., as a Guarantor

/s/ John W. Gillespie
Name:	John W. Gillespie
Title:	Executive Vice President, Chief Financial Officer and Treasurer

NATIONAL MENTOR, INC.

/s/ John W. Gillespie
Name:	John W. Gillespie
Title:	Executive Vice President, Chief Financial Officer and Treasurer

NATIONAL MENTOR HOLDINGS, INC.

NATIONAL MENTOR, LLC

NATIONAL MENTOR SERVICES, LLC

FAMILY ADVOCACY SERVICES, LLC

NATIONAL MENTOR SERVICES, INC.

MENTOR MANAGEMENT, INC.

NATIONAL MENTOR HEALTHCARE, LLC

CAROLINA BEHAVIORAL SERVICES, LLC

CENTER FOR COMPREHENSIVE SERVICES, INC.

ILLINOIS MENTOR, INC.

REHABILITATION ACHIEVEMENT CENTER, INC.

MASSACHUSETTS MENTOR, INC.

LOYD’S LIBERTY HOMES, INC.

UNLIMITED QUEST, INC.

FIRST STEP INDEPENDENT LIVING PROGRAM, INC.

HORRIGAN COLE ENTERPRISES, INC.

OHIO MENTOR, INC.

SOUTH CAROLINA MENTOR, INC.

MENTOR MARYLAND, INC.

CORNERSTONE LIVING SKILLS, INC.

REM, INC.

REM ARIZONA, INC.

REM ARIZONA REHABILITATION, INC.

REM ARROWHEAD, INC.

REM ATLANTIC, INC.

REM CENTRAL LAKES, INC.

REM COLORADO, INC.

REM COMMUNITY PAYROLL SERVICES, LLC

REM COMMUNITY OPTIONS, INC.

REM CONNECTICUT COMMUNITY SERVICES, INC.

REM CONSULTING & SERVICES, INC.

REM CONSULTING OF OHIO, INC.

REM COUNCIL BLUFFS, INC.

REM DEVELOPMENTAL SERVICES, INC.

REM HEALTH, INC.

REM HEALTH OF IOWA, INC.

REM HEALTH OF NEBRASKA, LCC

REM HEALTH OF WISCONSIN, INC.

REM HEALTH OF WISCONSIN II, INC.

REM HEARTLAND, INC.

REM HENNEPIN, INC.

REM HOME HEALTH, INC.

REM INDIANA, INC.

REM INDIANA COMMUNITY SERVICES, INC.

REM INDIANA COMMUNITY SERVICES II, INC.

REM IOWA COMMUNITY SERVICES, INC.

REM IOWA, INC.

REM LEADWAY, INC.

REM MANAGEMENT, INC.

REM MARYLAND, INC.

REM MINNESOTA COMMUNITY SERVICES, INC.

REM MINNESOTA, INC.

REM NEVADA, INC.

REM NEW JERSEY, INC.

REM NORTH DAKOTA, INC.

REM NORTH STAR, INC.

REM OHIO, INC.

REM OHIO WAIVERED SERVICES, INC.

REM OKLAHOMA COMMUNITY SERVICES, INC.

REM PENNSYLVANIA COMMUNITY SERVICES, INC.

REM RAMSEY, INC.

REM RIVER BLUFFS, INC.

REM SILS OF IOWA, INC.

REM SOUTH CENTRAL SERVICES, INC.

REM SOUTHWEST SERVICES, INC.

REM UTAH, INC.

REM WEST VIRGINIA, INC.

REM WISCONSIN, INC.

REM WISCONSIN II, INC.

REM WISCONSIN III, INC.

REM WOODVALE, INC.

/s/ John W. Gillespie
Name:	John W. Gillespie
Title:	Executive Vice President, Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President